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                             EXHIBIT 21

RAC FINANCIAL GROUP, INC., a Nevada Corporation  75-2561085
    Incorporated October 4, 1994                 SEC 027550

FIRSTPLUS FINANCIAL, INC., F/K/A REMODELERS NATIONAL FUNDING CORP., a Texas corporation
    Incorporated June 19, 1986

SFA: STATE FINANCIAL ACCEPTANCE CORP., a Texas corporation
    Incorporated January 5, 1990

FIRSTPLUS INVESTMENT CORPORATION, F/K/A REMODELERS INVESTMENT CORPORATION, a Nevada corporation
    Incorporated May 12, 1995

FIRSTPLUS EMPLOYEES FOUNDATION (FORMERLY RAC EMPLOYEES FOUNDATION), a Texas non-profit corporation
    Incorporated August 24, 1995

DOCUMENT ASSISTANCE CORP., a Nevada corporation
    Incorporated November, 1995

RACTEC, F/K/A FITECH CORP., a Nevada corporation
    Incorporated November, 1995

FIRSTPLUS RESIDUAL HOLDINGS, INC. (formerly CONDUIT ACCEPTANCE CORP.), a Nevada Corporation
    Incorporated December 14, 1995

FIRSTPLUS CONSUMER FINANCE, INC., a Delaware Corporation
    Incorporated June 3, 1996

HOME IMPROVEMENT RECEIVABLES FINANCE 1994-1, INC., a Texas Corporation
    Incorporated September 23, 1994

FIRST SECURITY MORTGAGE CORP., a South Carolina Corporation
    Incorporated August 29, 1991

FIRSTPLUS FINANCIAL WEST, INC., f/k/a Mortgage Plus Incorporated, a Delaware Corporation
    Incorporated August 29, 1984